Exhibit 5.1

23 September 2025

BAO Holding Limited Commerce House, Wickhams Cay 1 P.O. Box 3140, Road Town, Tortola British Virgin Islands	Matter No. 1004700/111015778 Direct line: (852) 2842 9530 Email: Richard.Hall@conyers.com

Dear Sirs,

Re: BAO Holding Limited (the “Company”)

We have acted as special British Virgin Islands legal counsel to the Company in connection with the Company’s registration statement on form F-1 (File No. 333-289723, including all amendments or supplements thereto, as filed with the U.S. Securities and Exchange Commission (the “Commission”) on 20 August 2025 (the “Registration Statement”, which term does not include any other document or agreement whether or not specifically referred to therein or attached as an exhibit or schedule thereto) relating to the registration under the U.S. Securities Act of 1933, as amended, (the “Securities Act”) of class A ordinary shares, par value US$0.0001 each (the “Class A Ordinary Shares”) of the Company. The Registration Statement contains the prospectus (the “Prospectus”), to be used for the public offering by the Company of 1,500,000 Class A Ordinary Shares (the “IPO Shares”).

1.	DOCUMENTS REVIEWED

For the purposes of giving this opinion, we have examined the following document(s):

1.1.	a copy of the Registration Statement;

1.2.	a copy of the certificate of incorporation, the second amended and restated memorandum of association and the second amended and restated articles of association of the Company (the “Listing M&A”), as obtained from the Registrar of Corporate Affairs at 4:51 p.m. on 22 September 2025;

1.3.	copies of resolutions in writing signed by all the directors of the Company and dated 19 September 2025 (the “Resolutions”);

1.4.	a copy of a certificate of good standing issued by the Registrar of Corporate Affairs and dated 22 September 2025;

1.5.	a copy of the register of members of the Company certified by the assistant secretary of the Company on 22 September 2025; and

1.6.	such other documents and made such enquiries as to questions of law as we have deemed necessary in order to render the opinion set forth below.

2.	ASSUMPTIONS

We have assumed

2.1.	the genuineness and authenticity of all signatures and the conformity to the originals of all copies (whether or not certified) examined by us and the authenticity and completeness of the originals from which such copies were taken;

2.2.	that where a document has been examined by us in draft form, it will be or has been executed in the form of that draft, and where a number of drafts of a document have been examined by us all changes thereto have been marked or otherwise drawn to our attention;

2.3.	the accuracy and completeness of all factual representations made in the Registration Statement, the Prospectus and other documents reviewed by us;

2.4.	that the Resolutions were passed at one or more duly convened, constituted and quorate meetings or by unanimous written resolutions, remain in full force and effect and have not been rescinded or amended;

2.5.	that there is no provision of the law of any jurisdiction, other than the British Virgin Islands, which would have any implication in relation to the opinions expressed herein;

2.6.	the validity and binding effect under the laws of the United States of America of the Registration Statement and the Prospectus and that the Registration Statement and the Prospectus will be duly filed and/or declared effective by with the Commission;

2.7.	that the Listing M&A remain in full force and effect and have not been amended;

2.8.	that the Company will have sufficient authorised but unissued Class A Ordinary Shares in its share capital to effect the issue of any of the Class A Ordinary Shares at all relevant time;

2.9.	that on the date of any issue of Class A Ordinary Shares, the Company is, and after any such issue of Class A Ordinary Shares, the Company is and will be able to, pay its debts; and

2.10.	that upon issue of any Class A Ordinary Shares to be sold by the Company, the Company will receive consideration for the full issue price thereof which shall be equal to at least the par value thereof.

3.	QUALIFICATIONS

3.1.	We have made no investigation of and express no opinion in relation to the laws of any jurisdiction other than the British Virgin Islands. This opinion is to be governed by and construed in accordance with the laws of the British Virgin Islands and is limited to and is given on the basis of the current law and practice in the British Virgin Islands. This opinion is issued solely for your benefit and use in connection with the matter described herein and is not to be relied upon by any other person, firm or entity or in respect of any other matter.

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4.	OPINION

On the basis of and subject to the foregoing, we are of the opinion that:

1.	The Company is duly incorporated and existing under the laws of the British Virgin Islands in good standing (meaning solely that it has not failed to make any filing with any British Virgin Islands governmental authority, or to pay any British Virgin Islands government fee or tax, which would make it liable to be struck off the Register of Companies and thereby cease to exist under the laws of the British Virgin Islands).

2.	The allotment and issue of the IPO Shares have been duly authorised. When issued and paid for as contemplated by the Registration Statement and entered in the register of members of the Company, the IPO Shares will be validly issued, fully paid and non-assessable (which term when used herein means that no further sums are required to be paid by the holders thereof in connection with the issue thereof).

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and the references to our firm under the captions “Enforcement of Civil Liabilities” and “Legal Matters” in the Prospectus. In giving this consent, we do not hereby admit that we are experts within the meaning of Section 11 of the Securities Act or that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the Rules and Regulations of the Commission promulgated thereunder.

Yours faithfully,

/s/ Conyers Dill & Pearman

Conyers Dill & Pearman

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